SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20546

                               FORM 8-K/A
                            (Amendment No. 1)

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 18, 1997
                                                  (December 17, 1997)


                         LIBERTY PROPERTY TRUST
                  LIBERTY PROPERTY LIMITED PARTNERSHIP
                  ------------------------------------
(Exact names of registrants as specified in their respective charters)


       MARYLAND                     1-13130             23-7768996
     PENNSYLVANIA                   1-13132             23-2766549
-----------------------------    ---------------    -------------------
State or other jurisdiction      (Commission         (I.R.S. Employer
 of incorporation)                File Number)       Identification No.)


65 VALLEY STREAM PARKWAY, SUITE 100
MALVERN, PENNSYLVANIA                                             19355
-----------------------------------------                     ----------
(Address of principal executive offices)                      (Zip Code)


Registrants' telephone number, including area code:      (610) 648-1700





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                               EXPLANATORY NOTE
                               ----------------

This Report is filed solely to correct a typographical error appearing in the redemption price of the Rights (as defined below), which was included inadvertently in the Report, as originally filed on December 18, 1997.



ITEM 5:    OTHER EVENTS
-----------------------

On December 17, 1997, the Board of Trustees of Liberty Property Trust (the "Trust") declared a dividend distribution of one preferred share purchase right (each, a "Right") for each outstanding Common Share, $0.001 par value (each, a "Common Share"), of the Trust. The distribution is payable on December 31, 1997 to shareholders of record as of the close of business on December 31, 1997. Each Right entitles the registered holder thereof, at any time following the Distribution Date (as defined), to purchase from the Trust a unit (each, a "Unit") consisting of one one-thousandth of a share of Series A Junior Participating Preferred Shares at a price of $100 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of December 17, 1997, between the Company and the Rights Agent (the "Rights Agent"). A copy of the Rights Agreement will be filed as an exhibit to the Trust's Registration Statement on Form 8-A relating to the Rights.

Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights Certificate will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Common Shares (the "Share Acquisition Date") or (ii) ten (10) business days (or such later date as the Board of Trustees shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding Common Shares. The definition of Acquiring Person excludes any Exempted Person (as defined below). Until the Distribution Date, (i) the Rights will be evidenced by the Common Shares certificates and will be transferred with and only with such Common Shares certificates, (ii) new Common Shares certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

On the date the Board of Trustees authorized the rights dividend (the "Rights Dividend Declaration Date"), one institutional investor was deemed to be an "Exempted Person" because the Trust previously authorized such institutional investor to own up to a specified percentage of Common Shares. However, that investor will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner of more than such percentage of the then outstanding Common Shares. A purchaser, assignee or transferee of the Common Shares (or options or warrants exercisable for

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Common Shares) from an Exempted Person will not thereby become an
Exempted Person.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 31, 2007, unless earlier redeemed by the Trust as described below. At no time will the Rights have any voting power.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Trustees, only Common Shares issued prior to the Distribution Date will be issued with Rights.

In the event that an Acquiring Person becomes the beneficial owner of 10% or more of the then outstanding Common Shares (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of the Trust, at a price determined by at least 75% of the trustees of the Trust to be fair and otherwise in the best interest of the Trust and its shareholders after receiving advice from one or more investment banking firms (a "Qualifying Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Trust), having a value equal to two times the Exercise Price (as defined below) of the Right. The "Exercise Price" is the Purchase Price multiplied by the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such (a "Flip-In Event"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Trust as set forth below.

In the event that following the Share Acquisition Date, (i) the Trust engages in a merger or business combination transaction in which the Trust is not the successor (other than a merger consummated pursuant to a Qualifying Offer); (ii) the Trust engages in a merger or business combination transaction in which the Trust is the successor and the Common Shares are changed or exchanged; or (iii) 50% or more of the Trust's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common shares of the acquiring company having a value equal to two times the Exercise Price of the Right.

The Purchase Price payable, and the number of Units of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the

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Purchase Price.  No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

At any time after the Share Acquisition Date, the Board of Trustees of the Trust may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to
(i) a number of Common Shares per Right with a value equal to the spread between the value of the number of Common Shares for which the Rights may then be exercised and the Purchase Price or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding Common Shares, one Common Share per Right (subject to adjustment). Any such exchange shall require the concurrence of at least 75% of the trustees.

At any time until ten (10) days following the Share Acquisition Date, the Trust may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Under certain circumstances, the decision to redeem shall require the concurrence of 75% of the trustees. Immediately upon the action of the Board of Trustees ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Trust, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Trust, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) as set forth above or in the event the Rights are redeemed.

Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Trustees prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Trustees (in certain circumstances, with the approval of at least 75% of the trustees) in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

A copy of the press release of the Trust announcing the adoption of the Rights Agreement is attached as Exhibit 99.1 to this Report.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS
-----------------------------------------------------------------------

(a) Financial Statements of Businesses Acquired.

    None.

(b) Pro Forma Financial Information.

    None.

(c) Exhibits.

    99.1   Press Release, dated December 17, 1997.

                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LIBERTY PROPERTY TRUST



Dated:  December 22, 1997       BY: /s/ JOSEPH P. DENNY
                                   -----------------------------------
                                   NAME:   Joseph P. Denny
                                   TITLE:  President


                                LIBERTY PROPERTY LIMITED PARTNERSHIP
                                BY:  LIBERTY PROPERTY TRUST, AS ITS
                                     SOLE GENERAL PARTNER


Dated:  December 22, 1997       BY: /s/ JOSEPH P. DENNY
                                   ----------------------------------
                                   NAME:   Joseph P. Denny
                                   TITLE:  President

EXHIBIT INDEX


99.1   Press Release, dated December 17, 1997.

                                                         EXHIBIT 99.1


For Immediate Release                       Inquiries: Jeanne A. Leonard
December 17, 1997                                 Liberty Property Trust
                                                            610/648-1704


Liberty Property Trust Declares Dividends
-----------------------------------------


Malvern, PA.--Liberty Property Trust (NYSE: LRY) announced today that its Board of Trustees has declared a dividend of $0.42 per share for the fourth quarter of 1997. This dividend will be paid on January 15, 1998, to shareholders of record on January 1, 1998.

The Board also declared a dividend of $0.55 per share on the Company's Series A Cumulative Redeemable Preferred Shares for the fourth quarter of 1997. This dividend is payable on January 30, 1998, to shareholders of record on January 15, 1998.

Separately, the Board of Trustees adopted a Shareholder Rights Plan and declared a distribution of a preferred share purchase right for each outstanding common share of Liberty Property Trust to each shareholder of record on December 31, 1997. The Shareholder Rights Plan adopted by Liberty is similar to rights plans adopted by other real estate investment trusts and publicly traded companies.

Liberty Property Trust is a fully integrated real estate firm which develops, acquires and manages office and industrial properties. Liberty increases the value of its portfolio by internally managing its properties for sustained growth, including providing the highest quality property management services to its 1,300 tenants. One of the country's largest real estate investment trusts, Liberty currently owns and manages 30 million square feet of space in 410 properties.